UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2022
Nikola Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification No.)
    4141 E Broadway Road
    Phoenix, AZ    85040
    (Address of principal executive offices)    (Zip Code)

(480) 666-1038
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on August 2, 2022. The matters voted upon at the meeting and the results of those votes are set forth below.

1.The following directors were elected to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Mark A. Russell	266,711,236	12,278,338	40,547,333
Stephen J. Girsky	263,162,134	15,827,440	40,547,333
Lynn Forester de Rothschild	266,479,801	12,509,773	40,547,333
Michael L. Mansuetti	264,593,084	14,396,490	40,547,333
Gerrit A. Marx	266,168,481	12,821,093	40,547,333
Mary L. Petrovich	257,808,892	21,180,682	40,547,333
Steven M. Shindler	266,486,144	12,503,430	40,547,333
Bruce L. Smith	239,929,853	39,059,721	40,547,333
DeWitt C. Thompson, V	266,258,791	12,730,783	40,547,333

2. The proposal to approve an amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 600,000,000 to 800,000,000 was approved.

For	Against	Abstain
211,725,880	103,985,711	3,825,316

3.The proposal to approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers, was approved.

For	Against	Abstain	Broker Non-Votes
162,765,364	109,831,536	6,392,674	40,547,333

4.The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was ratified.

For	Against	Abstain
310,943,699	3,170,144	5,423,064

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2022

NIKOLA CORPORATION

By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer